Exhibit 16.1

235 Peachtree Street, NE Suite 1800 Atlanta, GA 30303	404 588 4200 wipfli.com

March 21, 2023

Securities and Exchange Commission

100 F Street, NE

Washington, D.C. 20549-7561

Dear Sirs/Madams:

We have read Item 4.01 of Peoples Financial Corporation’s Form 8-KA dated March 21, 2023, and have the following comments:

1.	We agree with the statements made in the first through fourth paragraphs.

2.	We have no basis on which to agree or disagree with the statements in the fifth paragraph.

Respectfully,

Wipfli LLP

Atlanta, Georgia